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                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)   May 6, 2003
                                                           -----------


                           REGENCY CENTERS CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)


          Florida                 001-12298                     59-3191743
(State or other jurisdiction      Commission                   (IRS Employer
    of incorporation)            File Number)                Identification No.)


       121 West Forsyth Street, Suite 200                          32202
             Jacksonville, Florida                                 -----
             ---------------------
  (Address of principal executive offices)                       (Zip Code)



        Registrant's telephone number including area code: (904) 598-7000



                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 7.    Financial Statements and Exhibits

           (c)   Exhibits

                 Exhibit 99.1 Earnings release issued May 6, 2003, by Regency Centers Corporation for the three months ended March 31, 2003.

                 Exhibit 99.2      Supplemental Information.


Item 12.          Disclosure of Results of Operations and Financial Condition

On May 6, 2003, Regency issued an earnings release for the three months ended March 31, 2003, which is attached as Exhibit 99.1. The release reports Funds From Operations (FFO) as a supplemental earnings measure. Regency considers FFO to be an accurate benchmark to its peer group and the most meaningful performance measurement for the company because it excludes various items in net income that do not relate to or are not indicative of the operating performance of the ownership, management and development of real estate. FFO is defined by the National Association of Real Estate Investment Trusts generally as net earnings (computed in accordance with GAAP), (1) excluding real estate depreciation and amortization, gains and losses from sales of properties (except those gains and losses sold by Regency's taxable REIT subsidiary), after adjustment for unconsolidated partnerships and joint ventures and (2) excluding items classified by GAAP as extraordinary or unusual, along with significant non-recurring events. Regency also adjusts for the payment of preferred stock dividends.

On May 6, 2003, Regency posted on its website at www.regencycenters.com the supplemental information attached as Exhibit 99.2 relating to the three months ended March 31, 2003.




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            Pursuant to the requirements of the Securities and Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        REGENCY CENTERS CORPORATION
                                        (registrant)



May 12, 2003                           By:   /s/ J. Christian Leavitt
                                          --------------------------------------
                                            J. Christian Leavitt, Senior Vice
                                               President and Chief Accounting
                                               Officer





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